UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2021

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 15, 2021 (the “Sale Date”), the State of Florida purchased, under the Florida Forever program, approximately 5,734 acres of Alico Ranch for $14.4 million pursuant to an option agreement (as amended, the “Option Agreement”) entered into between the State of Florida and Alico Inc. (the “Company”) earlier this fiscal year and amended on April 14, 2021. As a result of the purchase, the Company, on the Sale Date, completed the disposition of the acres of Alico Ranch that were the subject to the Option Agreement.

The foregoing description of the Option Agreement is qualified in its entirety by reference to the complete terms of such document, which is attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On April 15, 2021, Alico issued a press release announcing that the State of Florida purchased 5,734 acres of Alico Ranch, and the Company completed the disposition of the acres of Alico Ranch that were the subject to the Option Agreement. A copy of the press release is filed with this current report on Form 8-K, attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Option Agreement for Sale and Purchase.
10.2	First Amendment to Option Agreement for Sale and Purchase.
99.1	Alico, Inc. Press Release dated April 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: April 15, 2021	By:	/s/ Richard Rallo

Richard Rallo
Senior Vice President and Chief Financial Officer